As filed with the Securities and Exchange Commission on June 1, 2010

Registration No. 333-155773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORELOGIC, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Incorporated in Delaware	95-1068610
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

4 First American Way

Santa Ana, California 92707

Telephone: (714) 250-6400

(Address, including Zip Code and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Stergios Theologides, Esq.

Senior Vice President, General Counsel and Secretary

CoreLogic, Inc.

4 First American Way

Santa Ana, California 92707

Telephone: (714) 250-6400

(Name, Address, including Zip Code and Telephone Number,

including Area Code, of Agent for Service)

Copies to:

Sean P. Griffiths, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Telephone: (212) 351-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicated by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-155773 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, by CoreLogic, Inc., a Delaware corporation, as successor issuer to The First American Corporation, a California corporation. In May 2010, the shareholders of The First American Corporation approved our reincorporation from California to Delaware pursuant to an agreement and plan of merger (the “Reincorporation”). In accordance with the agreement and plan of merger, The First American Corporation merged with and into CoreLogic, Inc., with CoreLogic, Inc. continuing as the surviving corporation. All of the previously outstanding common shares of The First American Corporation were cancelled and each holder of cancelled The First American Corporation common shares received one share of the common stock, par value $0.00001 per share, of CoreLogic, Inc. CoreLogic, Inc.’s shares of common stock have been approved for listing on The New York Stock Exchange under the symbol “CLGX”.

Except as modified by this Amendment, CoreLogic expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Reincorporation or necessary to keep the Registration Statement from being misleading in any material respect.

PROSPECTUS

CORELOGIC, INC.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

370,373 Shares of Common Stock, $0.00001 par value, per share

CUSIP 21871D103

This prospectus describes the CoreLogic, Inc. Dividend Reinvestment and Direct Purchase Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of CoreLogic, Inc. common stock and to reinvest cash dividends in the purchase of additional shares.

Our common stock is traded on the New York Stock Exchange under the symbol “CLGX.”

The Administrator of the Plan may buy shares of our common stock in the open market or directly from us. If the Administrator buys shares of our common stock in the open market, the price of such shares will be the weighted average price of all shares of our common stock purchased for the relevant investment date. If the Administrator buys shares of our common stock from us, the price of such shares will be the average of the high and low sales prices of our common stock for the relevant investment date as reported on the New York Stock Exchange Consolidated Tape.

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the Plan, please call Wells Fargo Shareowner Services, the Plan Administrator, toll-free at 1-800-468-9716. Customer service representatives are available between the hours of 7:00 a.m. and 7:00 p.m., Central Standard Time, Monday through Friday.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in our periodic filings made with the Securities and Exchange Commission for a discussion of certain risks that you should consider before investing in our common stock.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF CORELOGIC, INC. COMMON STOCK IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. TO THE EXTENT REQUIRED BY APPLICABLE LAW IN CERTAIN JURISDICTIONS, SHARES OF CORELOGIC, INC. COMMON STOCK OFFERED UNDER THE PLAN TO PERSONS WHO ARE NOT RECORD HOLDERS OF CORELOGIC COMMON STOCK ARE OFFERED ONLY THROUGH A REGISTERED BROKER/DEALER IN THOSE JURISDICTIONS.

This prospectus is dated June 1, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

Unless the context requires otherwise, whenever a reference is made in this prospectus to (1) the “company”, “CoreLogic” or to “us,” “we” or “our,” such reference is to CoreLogic, Inc. only and not its subsidiaries and (2) the “SEC,” such reference is to the Securities and Exchange Commission.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. In particular, these may include statements relating to our future financial performance, business strategy, projected plans and objectives. These forward-looking statements are based on our management’s estimates and assumptions and take into account only the information available at the time the forward-looking statements are made.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	limitations on access to public records and other data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment and the economy generally;

•	changes in applicable government regulations, including with respect to the use of public records and consumer data;

•	our ability to bring new products to market and to protect proprietary technology rights;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•	other factors described in the periodic reports we file with the SEC.

RISK FACTORS

Investing in our common stock involves risk. Please see the risk factors set forth in our Current Report on Form 8-K filed June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by the risk factors set forth in Part II, Item 1A of our Quarterly Reports of, if any, filed subsequent to the date of our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

We also post our SEC filings on our website at www.corelogic.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Documents Incorporated by Reference” below before you make your investment decision.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 3, 2010;

•	our Current Reports on Form 8-K, filed on January 6, 2010, January 15, 2010, April 2, 2010, April 16, 2010, May 20, 2010 and June 1, 2010;

•

the description of shares of our common stock, $0.00001 par value, per share, contained in our Current Report on Form 8-K filed on June 1, 2010 and any amendments or reports filed for the purpose of updating that description; and

•	our Current Report on Form 8-K12B, filed on June 1, 2010, which registers the shares under Section 12(b) of the Exchange Act.

We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of shares of our common stock made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

CoreLogic, Inc.

Stergios Theologides

4 First American Way

Santa Ana, California 92707

(714) 250-6400

OUR COMPANY

The registration statement of which this prospectus supplement forms a part is being filed by CoreLogic, Inc., a Delaware corporation, as successor to The First American Corporation, a California corporation. In May 2010, the shareholders of The First American Corporation approved our reincorporation from California to Delaware pursuant to an agreement and plan of merger. In accordance with the agreement and plan of merger, The First American Corporation merged with and into CoreLogic, with CoreLogic continuing as the surviving corporation. All of the previously outstanding common shares of The First American Corporation were cancelled and each holder of such cancelled common shares received one share of the common stock, par value $0.00001 per share, of CoreLogic. CoreLogic’s shares of common stock have been approved for listing on The New York Stock Exchange under the symbol “CLGX”.

We are a Delaware corporation with executive offices located at 4 First American Way, Santa Ana, California 92707. Our telephone number is (714) 250-6400.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

1. What is the Plan?

The Plan is a convenient, low cost purchase plan available for existing and new investors to increase their holdings in shares of our common stock. Participants in the Plan may elect to have dividends reinvested automatically at no cost or buy additional common shares of CoreLogic at any time through an optional cash investment of $50 to $5,000 per quarter. Participation in the Plan is entirely voluntary and we give no advice regarding your decision to join the Plan. The declaration and payment of dividends will be at the discretion of the board of directors, although CoreLogic currently does not intend to pay dividends on its common stock.

PURPOSE

2. What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the company by providing a convenient method to purchase shares of our common stock and reinvest cash dividends paid on such shares, if the Company were to pay dividends in the future.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. If you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, enrollment forms are also available, and may be completed, online. You can access these services through Wells Fargo Shareowner Services’ website, www.shareowneronline.com.

ADMINISTRATION

3. Who administers the Plan?

The Plan is administered by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., which serves as the company’s stock transfer agent, registrar and dividend disbursing agent. As Administrator, Wells Fargo Shareowner Services keeps records, sends statements and performs other duties relating to the Plan.

The Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of shares of our common stock by Plan participants. The Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

4. How do I contact the Plan Administrator?

Written Inquiries:	Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856

Certified/Overnight Mail:	Wells Fargo Shareowner Services 161 N. Concord Exchange South St. Paul, MN 55075-1139

Telephone Inquiries:	1-800-468-9716 651-450-4064 (outside the United States) 651-450-4114 (TDD for the hearing impaired)

Fax:	651-450-4085

Internet:	General Inquiries: www.wellsfargo.com/shareownerservices Account Information: www.shareowneronline.com

When communicating with the Administrator, you should have available your account number and taxpayer identification number.

5. What kind of reports will be sent to participants in the Plan?

As a participant, you will receive a statement for any account activity. You should retain these statements in order to establish the cost basis of shares of our common stock purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other stockholders, such as annual reports and proxy statements.

ELIGIBILITY AND ENROLLMENT

6. How does a CoreLogic stockholder participate in the Plan?

If you are already a CoreLogic stockholder with certificated shares of our common stock registered in your name, you may enroll in the Plan simply by completing and returning an Account Authorization Form. You may also enroll online at www.shareowneronline.com.

7. I’m not currently a stockholder. Can I participate in the Plan?

Yes. If you currently hold no shares of our common stock, you may enroll in the Plan by completing and returning an Account Authorization Form and either making an initial investment of at least $250.00 or authorizing automatic monthly deductions of at least $50.00 from a qualified bank account. You may also enroll online at www.shareowneronline.com.

Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

8. I already own shares of CoreLogic common stock, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of CoreLogic common stock but they are held at a bank or broker in its name (“street name”) you may participate in the Plan without making an initial investment into the Plan by instructing your agent to convert your shares of our common stock to certificate form, registered in your name. Once the shares of our common stock are in your name, you may request that the Administrator send you an enrollment package for existing CoreLogic stockholders.

As a Plan participant you may, if you wish, send your share certificates to the Administrator for safekeeping, but doing this is not mandatory. In order to sell certificated shares of our common stock through the Plan, however, it is necessary for you to deposit the shares with the Administrator (see Questions 22 and 25 below).

9. Are there fees associated with enrollment?

There is no enrollment fee for existing holders of shares of our common stock. In all other cases, there is a one-time $10.00 enrollment fee. If you are not making an initial cash investment because you have signed up for automatic monthly deductions of at least $50.00, you will need to include a $10.00 check made payable to “Wells Fargo Shareowner Services” with your Account Authorization Form. If your Account Authorization Form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment (see Question 33 below).

OPTIONAL CASH INVESTMENTS

10. What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50.00 subject to a maximum of $5,000.00 during any quarter, including your initial investment, if any.

You are under no obligation to make additional cash investments. Funds awaiting purchase do not earn interest. During the period that an optional cash investment is pending, the collected funds in the possession of the Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Administrator or for which the Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of

America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Administrator. Investment income from such Permitted Investments shall be retained by the Administrator.

11. How do I make an optional cash investment?

You may send a check, payable in U.S. dollars and drawn on a U.S. bank, to “Wells Fargo Shareowner Services”. Cash, money orders and third party checks are not allowed. Checks must be accompanied by the appropriate section of your account statement and mailed to: Wells Fargo Shareowner Services (see Question 4).

12. Can I have optional cash investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.00.

•	To initiate this service, you must send a completed Account Authorization Form to the Administrator.

•	You may also enroll online at www.shareowneronline.com.

•	To change any aspect of the instruction, you must send a revised Account Authorization Form to the Administrator. You may also make changes online at www.shareowneronline.com.

•	To terminate the deductions, you must notify the Administrator in writing.

Initial set-up, changes and terminations to the automatic deduction instructions of a participant must be received by the Administrator at least 15 business days prior to the investment date. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day, and invested within five business days.

13. Will I be charged fees for optional cash investments?

No.

14. How are payments with “insufficient funds” handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares of our common stock purchased upon the prior credit of such funds. The Administrator will sell such shares of our common stock to satisfy any uncollected amounts and insufficient funds fee of $25.00.

PURCHASE OF COMMON STOCK

15. What is the source of shares of CoreLogic common stock purchased through the Plan?

At CoreLogic’s discretion, purchases of shares of our common stock will be made by the Plan’s purchasing agent either in the open market, in privately negotiated transactions or directly from CoreLogic. Purchases of shares of our common stock in the open market may be made on any stock exchange where shares of our common stock are traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither CoreLogic nor any participant will have any authority or power to direct the date, time or price at which shares of our common stock may be purchased by the purchasing agent.

We may also, without prior notice to participants, change our determination as to whether shares of our common stock will be purchased by the Plan Administrator directly from us or in the open market or in privately negotiated transactions.

Purchases of shares of our common stock in the open market may be made on any stock exchange where our common stock is traded or in any privately negotiated transaction on such terms as Wells Fargo may reasonably determine. Neither CoreLogic nor any participant will have any authority or power to direct the date, time or price at which shares of our common stock may be purchased by Wells Fargo. No one, other than Wells Fargo, may select the broker or dealer through or from whom purchases are to be made.

16. When will shares of CoreLogic’s common stock be purchased?

Initial and optional investment purchases will be made within five business days following collection of the funds by the Administrator. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases.

17. What is the price of shares of CoreLogic’s common stock purchased under the Plan?

The price per share paid by each participant for shares of our common stock purchased in the open market will be the weighted average price incurred to purchase all shares of our common stock acquired on that date. Shares of our common stock purchased from CoreLogic will be purchased and credited to a participant’s account at the average of the high and low sales prices of shares of our common stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. No brokerage commissions will be incurred for shares of our common stock purchased under the Plan.

Your account will be credited with the number of Plan shares of our common stock purchased for you, in full and fractional shares, computed to three decimal places.

CASH DIVIDENDS

18. Must my dividends be reinvested automatically?

No. You may choose to reinvest dividends or you may choose to receive cash dividends. No commission will be charged in connection with the reinvestment of dividends. CoreLogic does not currently intend to pay dividends on its common stock.

As an option, you can choose to receive cash dividends on your certificated, Direct Registration shares of our common stock or on the shares of our common stock held for you in the Plan. Should you elect to receive any cash dividends, the Administrator can deposit those dividends directly into a qualified bank account for you. To authorize direct deposit of dividends, contact the Administrator (see Question 4).

You may change your reinvestment option at any time by going online (see Question 31), calling (see Question 32) or sending written notice to the Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

19. When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be processed within five business days following the dividend payment date. The price of shares of our common stock purchased will be as described in Question 17, above.

The payment of dividends is at the discretion of CoreLogic’s Board of Directors and will depend upon future earnings, the financial condition of CoreLogic and other factors. The Board may change the amount and timing of dividends at any time without prior notice.

STOCK SPLITS AND STOCK DIVIDENDS

20. How would a stock split or stock dividend affect my account?

Any shares of our common stock resulting from a stock split or stock dividend paid on shares of our common stock held in your Plan account or held by you in certificate, Direct Registration form will be credited to your Plan account balance. If you send a notice of termination or a request to sell to the Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account. Of course, you may request a certificate at any time for any or all of your whole shares of our common stock (see Question 28 below).

VOTING

21. How do I vote my Plan shares of CoreLogic’s common stock at stockholder meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the company’s stockholders, together with a proxy card representing the whole shares of our common stock held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. If the proxy card is not returned or if it is returned unsigned, the shares of our common stock will not be voted.

SALE OF COMMON STOCK

22. How do I sell my Plan shares of CoreLogic’s common stock?

You may sell any number of whole shares of our common stock held in your account by completing the appropriate section of your account statement and returning it to the Administrator. If the market value of the Plan shares of our common stock is equal to or less than $25,000 and you have authorized telephone transactions for your account, you may sell shares of our common stock by telephoning the Administrator toll free at 1-800-468-9716. Requests for sales or terminations will generally be executed as soon as practicable provided there is sufficient volume and the request is received on a business day when the relevant securities market is open. You may also sell online at www.shareowneronline.com.

Proceeds from the sale, less a per transaction fee of $10.00 plus a brokerage commission of $0.07 per share, will be deducted from the proceeds of any shares of our common stock, including fractional shares, sold through the Plan. If you choose, you may have the net proceeds, less a per transaction fee of $5.00, directly deposited to your qualified bank account.

If submitting a request to sell all or a portion of your shares of our common stock, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

Please note that shares of our common stock that you hold in certificate form must first be deposited into your Plan account before they can be sold (see Questions 24 and 25 below).

Selling participants should be aware that the share price of CoreLogic common stock may fall or rise during the period between a request for sale, its receipt by the Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares of our common stock through the Plan. The price risk will be borne solely by you.

The Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Alternatively, you may choose to sell your shares of our common stock through a broker of your choice by requesting a certificate representing such shares and depositing such certificate with your broker.

23. Is there a minimum number of shares of CoreLogic common stock that I must maintain in my account to keep it active?

No.

CUSTODIAL SERVICE

24. How does the custodial service work?

All shares of our common stock that are purchased through the Plan will be held by the Administrator in an account registered in your name. A Plan participant who holds CoreLogic common stock share certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in the participant’s Plan account balance.

25. How do I deposit my CoreLogic stock certificates with the Administrator?

To deposit shares of our common stock into the Plan, you should send your certificates, by mailing them registered and insured for at least 2% of the current market value, to the Administrator (see Question 4), with written instructions to deposit the shares of common stock represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

26. Are there any charges associated with this custodial service?

No. There is no cost to you for having the Administrator hold the shares of our common stock you purchased through the Plan, or for depositing stock certificates into your Plan account balance.

ISSUANCE OF STOCK CERTIFICATES

27. Will stock certificates be issued for shares of CoreLogic’s common stock acquired through the Plan?

No. Your shares will initially be held in uncertificated, book-entry form through the Plan. Stock certificates will not be issued for shares of our common stock acquired through the Plan unless a specific request is made to the Administrator. The absence of stock certificates eliminates the risk of certificate loss, theft or destruction.

28. How do I request a stock certificate?

Certificates for full shares of our common stock held in the Plan may be obtained, without charge, by writing to the Administrator and requesting the issuance of shares of our common stock in certificate form.

GIFTS AND TRANSFERS OF COMMON STOCK

29. Can I transfer shares of CoreLogic’s common stock that I hold in the Plan to someone else?

You may transfer shares of our common stock held in the Plan to new or existing stockholders. If your transferee is not a current Plan participant, your transferee will be enrolled as your current participation is in the Plan.

If you request to transfer all shares of our common stock in your Plan account between a dividend record date and payment date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares of our common stock which will require you to submit a written request to transfer the additional shares.

30. Can I transfer shares of CoreLogic’s common stock that I hold in the Plan to a minor?

Yes. You can transfer shares of our common stock to a minor. You will need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority the custodian’s name can be removed. Additionally, gifts to minors are irrevocable. Shares of our common stock may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides the Administrator with proper transfer instructions and proof of age.

INTERNET AND TELEPHONE PRIVILEGES

31. Does the Plan allow me to perform transactions via the Internet?

Yes. You may access your account information and perform transactions on the Internet. For stockholders of record, to activate your account, you will need your 10-digit account number (which is listed on your account statement), your Social Security number, your email address, and the company name you own stock in.

Instructions on creating an account or accessing your account online are as follows:

•

New investors: Go to www.shareowneronline.com and click “Purchase Shares from a Direct Purchase Plan.” Next, simply follow the instructions found on the “First Time Visitor New Investor Select A Company” page.

•	Current stockholders: Go to www.shareowneronline.com and click “First Time Visitor Sign On.” Next, simply follow the instructions found on the “First Time Visitor New Member Registration” page.

Once you have successfully signed up, you will receive an e-mail notifying you that your account information is available, usually the next business day. If you are a current stockholder, you will also receive a written confirmation in the mail.

Once you have activated your account online, you can also perform the following transactions online:

•	enroll in the Plan or change your dividend reinvestment option (for example, from full to partial reinvestment);

•	authorize, change the amount of or stop automatic monthly withdrawals;

•

sell some or all of the shares of our common stock credited to your account under the Plan if the then current market value of the shares of our common stock to be sold is $25,000 or less (if the market value of the shares of our common stock to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); or

•	terminate your participation in the Plan.

Certain restrictions may apply. If you have any questions concerning your Internet privileges, please contact the Administrator.

32. Does the Plan allow me to perform transactions via telephone?

Yes. If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

•

sell some or all of the shares of our common stock credited to your account under the Plan if the then current market value of the shares of our common stock to be sold is $25,000 or less (if the market value of the shares of our common stock to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing);

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	change the amount of, or stop, automatic monthly withdrawals;

•

request a certificate for some or all of the whole shares of our common stock credited to your account under the Plan, but only if the then current market value of the shares of our common stock for which a certificate is to be issued is $50,000 or less (if the market value of the shares of our common stock for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing); or

•	terminate your participation in the Plan.

To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization form.

SERVICE FEES

33. What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee (1)	$10.00
Sales Transaction Fee (2)	$10.00
Direct Deposit of Net Sale Proceeds	$5.00
Fee for returned check or rejected automatic deductions	$25.00
Duplicate Prior Year Statement	$15.00

(1)	Only applies to new stockholders.
(2)	Plus a $0.07 per share trading fee.

WITHDRAWAL FROM THE PLAN

34. How do I close my Plan account?

You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you should specify whether to (1) convert all your Plan shares of our common stock to Direct Registration or issue certificate(s) for all full Plan shares of our common stock and sell the remaining fraction, (2) sell all of your Plan shares of our common stock, or (3) convert a specified number of Plan shares of our common stock to Direct Registration or issue physical certificate(s) for a specified number of shares of our common stock and sell the remaining shares of our common stock. Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares of our common stock sold. If no election is made in the request for termination, Plan shares of our common stock will be converted to Direct Registration for the number of Plan shares of our common stock and a check issued for net proceeds of the fractional share.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. No certificate will be issued for fractional shares.

The Administrator will process notices of termination and send proceeds to you as soon as practicable, without interest. If a notice of termination is received within three business days of a record date, but before the related dividend payment date, the termination will be processed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the stockholder and not reinvested in shares of our common stock.

If you are an active participant in the Automatic Deduction Service and request that all shares of our common stock be sold, be aware that you may have a purchase pending that will result in more shares of our common stock being placed in your account after the original sale request has been completed. This will therefore not terminate your account and require you to submit another written request to terminate.

If your request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

35. Can the Plan be amended, modified, suspended or terminated?

CoreLogic reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by CoreLogic, certificates for whole shares of our common stock held in a participant’s account under the Plan will be issued and a cash payment will be made for any fractional shares.

Your participation in the Plan may be terminated if you do not have at least one full share of our common stock registered in your name or in your Plan account.

TAX MATTERS

36. What are the U.S. federal income tax consequences of participating in the Plan?

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares of our common stock to the Plan or the withdrawal of whole shares of our common stock from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares of our common stock held in the Plan. Gain or loss will also be realized by the participant when whole shares of our common stock are sold, either by the purchasing agent pursuant to the participant’s request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the whole shares or fraction of a share sold and the participant’s tax basis therefor. In order to determine the tax basis for shares or any fraction of a share of our common stock credited to a participant’s account, each participant should retain all account statements and transaction confirmations.

Plan participants who are not United States persons for U.S. federal income tax purposes generally are subject to a withholding tax on dividends paid on shares of our common stock held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. In addition, dividends paid on shares of our common stock in Plan accounts are subject to the “backup withholding” provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of our common stock.

The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares of our common stock purchased under the Plan.

LIMITATION OF LIABILITY

37. What are the responsibilities of CoreLogic and the Administrator under the Plan?

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER CORELOGIC NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES OF OUR COMMON STOCK THAT YOU PURCHASE UNDER THE PLAN.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of CoreLogic in its discretion, depending upon future earnings, the financial condition of CoreLogic and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

In administering the Plan, neither CoreLogic, the Administrator nor the purchasing agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares of our common stock are purchased or sold, or (iii) as to the value of the shares of our common stock acquired for participants.

The Administrator is acting solely as an agent of CoreLogic and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Administrator or CoreLogic.

In the absence of negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

USE OF PROCEEDS

CoreLogic will receive proceeds from the purchase of shares of our common stock through the Plan only to the extent that such purchases are made directly from CoreLogic, and not from open market purchases or privately negotiated transactions by the Administrator. Any proceeds received by CoreLogic will be used for general corporate purposes. General corporate purposes may include but are not limited to working capital, capital expenditures, stock repurchases and acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment grade securities or add such funds to our general funds.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our common stock in open market transactions or privately negotiated transactions, we will sell directly to the Plan Administrator the shares of our common stock acquired under the Plan. We may sell common stock to owners of shares of our common stock (including brokers or dealers) who, in connection with any resales of those shares of our common stock, may be deemed underwriters. The shares of our common stock, including shares acquired pursuant to request forms, may be resold in market transactions on any national securities exchange on which our common stock trades or in privately negotiated transactions. Our common stock is currently listed on the NYSE.

We may sell shares of our common stock through the Plan to persons who, in connection with the resale of the shares of our common stock, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares of our common stock. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to request forms.

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares of our common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. You will have to pay any fees payable in connection with your voluntary sale of shares of our common stock from your Plan account and/or withdrawal from the Plan.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to TFAC’s Annual Report on Form 10-K for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of TFAC for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIRECT REGISTRATION

CoreLogic is a participant in the Direct Registration System. Direct Registration is a method of recording shares of stock in book-entry form. Book-entry means that your shares of our common stock are registered in your name on the books of the company without the need for physical certificates and are held separately from any Plan shares of our common stock you may own. Shares of our common stock held in Direct Registration have all the traditional rights and privileges as shares of our common stock held in certificate from. With Direct Registration you can:

•	eliminate the risk and cost of storing certificates in a secure place;

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

•	move shares of our common stock electronically to your broker.

Any future share transactions will be issued through Direct Registration rather than physical certificates unless otherwise requested. You may convert any stock certificate(s) you are currently holding into Direct Registration. To do so, send the stock certificate(s) to Wells Fargo Shareowner Services with a request to deposit them to your Direct Registration account (see Question 4). There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate registered insured mail for 2% of the current market value.

You may choose to have a portion or all of your full Direct Registration or Plan shares of our common stock delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, provide them with a copy of your Direct Registration account statement.

CORELOGIC, INC.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

370,373 Shares of Common Stock, $0.00001 par value

PROSPECTUS

We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

The delivery of this prospectus shall not, under any circumstances, create an implication that CoreLogic, Inc. is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

This prospectus is dated June 1, 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement:

SEC registration fee	$889
Printing expenses	$10,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous	$5,000

Total	$55,889

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that, except to the extent prohibited by the DGCL, our directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to us, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another registrant or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our bylaws. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

CoreLogic’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan, 2006 Incentive Compensation Plan, 401(k) Savings Plan, Employee Stock Purchase Plan, Pension Restoration Plan and First Advantage Corporation 2003 Incentive Compensation Plan (for purposes of this paragraph only, each individually, the “Plan”) each provide that, subject to certain conditions, CoreLogic may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys’ fees, and any liability, including any amounts paid in settlement with CoreLogic’s approval, arising from the individual’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

Each of CoreLogic’s Amended and Restated Executive Supplemental Benefit Plan, Amended and Restated Management Supplemental Benefit Plan, Amended and Restated Deferred Compensation Plan and Amended and Restated Pension Restoration Plan (for purposes of this paragraph only, each individually, the “Plan”) provides that, subject to certain conditions, CoreLogic shall indemnify and hold harmless the committee charged with administering the Plan, and each employee, former employee, current and former member of the committee, and current and former member of the board of directors who has or had responsibility for a fiduciary duty, a non-fiduciary settlor function or a non-fiduciary administrative task relating to the Plan, against any and all claims, losses, damages, and expenses, including reasonable attorneys’ fees and court costs as well as amounts due under a settlement of any lawsuit or investigation (only if CoreLogic agrees to such settlement), incurred by the person on account of such individual’s good faith actions or failures to act with respect to such individual’s responsibilities under the Plan, unless such action or failure to act is judicially determined to constitute or be attributable to the gross negligence or willful misconduct on the part of such individual. In addition, the committee charged with administering the Plan may authorize the purchase of insurance to cover any liabilities or losses occurring by reason of the act or omission of any committee member or its designee (or, in the case of the Amended and Restated Pension Restoration Plan only, a CoreLogic employee), and, to the extent permitted by law, the committee also may purchase insurance covering any committee member or its designee for any personal liability of such committee member or designee with respect to administrative responsibilities under the Plan.

CoreLogic’s 2006 Incentive Compensation Plan (for purposes of this paragraph only, the “Plan”) provides that, subject to certain conditions, each member of the Board of Directors, each member of the committee designated to administer the Plan, and any officer to whom any responsibility with respect to the Plan is delegated, shall be indemnified and held harmless by CoreLogic against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual, including amounts due under a settlement (with CoreLogic’s approval) or in satisfaction of any judgment in any action against such individual, in connection with or resulting from the individual’s action or failure to act under the Plan, unless the same is a result of the individual’s own willful misconduct or except as provided by statute.

CoreLogic has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

No.	Description

4.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc. dated May 28, 2010, as incorporated by reference herein from Exhibit 3.1 to the Form 8-K filed June 1, 2010.

4.2	Bylaws of CoreLogic, Inc., effective June 1, 2010, incorporated by reference herein from Exhibit 3.2 to the Form 8-K filed June 1, 2010.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CoreLogic, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on June 1, 2010.

CORELOGIC, INC.

By:	/s/ Anand K. Nallathambi

Name:	Anand K. Nallathambi

Title:	President and Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of CoreLogic, Inc., do hereby constitute and appoint Stergios Theologides, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on June 1, 2010.

By:	/s/ Anthony S. Piszel

Name:	Anthony S. Piszel

Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Michael A. Rasic

Name:	Michael A. Rasic

Title:	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

Signature	Title

/s/ Parker S. Kennedy	Executive Chairman
Parker S. Kennedy

/s/ Matthew B. Botein	Director
Matthew B. Botein

/s/ J. David Chatham	Director
J. David Chatham

/s/ Christopher V. Greetham	Director
Christopher V. Greetham

/s/ Anand K. Nallathambi Anand K. Nallathambi	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas C. O’Brien	Director
Thomas C. O’Brien

/s/ John W. Peace	Director
John W. Peace

/s/ D. Van Skilling	Director
D. Van Skilling

/s/ David F. Walker	Director
David F. Walker

/s/ Mary Lee Widener	Director
Mary Lee Widener

EXHIBIT INDEX

No.	Description

4.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc. dated May 28, 2010, as incorporated by reference herein from Exhibit 3.1 to the Form 8-K filed June 1, 2010.

4.2	Bylaws of CoreLogic, Inc., effective June 1, 2010, incorporated by reference herein from Exhibit 3.2 to the Form 8-K filed June 1, 2010.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page).